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                                                                   Exhibit 10.7

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT


      This Amended and Restated Rights Agreement (the "AGREEMENT") is entered into as of July 1, 1996, by and among AccelGraphics, Inc., a California corporation (the "COMPANY"), the holders of the Company's Series A Preferred Stock (the "SERIES A HOLDERS") as set forth on Exhibit A attached hereto, the holders of the Company's Series B Preferred Stock (the "SERIES B HOLDERS") as set forth on Exhibit A attached hereto, the holders of certain warrants to purchase Common Stock and Series A Preferred Stock, respectively (the "PRIOR WARRANT HOLDERS") as set forth on Exhibit A attached hereto and the holder of the warrant to purchase Series B Preferred Stock (the "SERIES B WARRANT HOLDER", and together with the Prior Warrant Holders, the "WARRANT HOLDERS"). The Series A Holders, the Series B Holders and the Warrant Holders are collectively referred to as the "HOLDERS."

                                    RECITALS

      A. The Company, the Series A Holders, the Series B Holders and the Prior Warrant Holders have entered into a Rights Agreement (the "PRIOR RIGHTS AGREEMENT") dated as of June 20, 1995, as amended December 29, 1995 and March 7, 1996, pursuant to which the Company granted such holders certain rights.

      B. The Company is a party to a Master Equipment Lease No. 053-0021 of even date herewith (the "EQUIPMENT LEASE") with the Series B Warrant Holder, pursuant to which the Company is issuing to the Series B Warrant Holder a warrant to purchase shares of the Company's Series B Preferred Stock.

      C. The Company, the Series A Holders, the Series B Holders and the Prior Warrant Holders desire to amend and restate the Prior Rights Agreement to include the Series B Warrant Holders and make certain other changes.

      In consideration of the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    SECTION 1
                           TERMINATION OF PRIOR RIGHTS

      Effective and contingent upon execution of this Agreement by holders of a majority of the Registrable Securities (as such term is defined in Section 3.2 of the Prior Rights Agreement) and upon the closing of the transactions contemplated by the Equipment Lease, the Prior Rights Agreement is hereby declared null and void and is amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Holders hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Holders with respect to registration rights of the Company's securities and certain other rights as set forth herein.
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                                    SECTION 2
                           LIMITATIONS ON DISPOSITION

            2.1 Limitations on Disposition. Each Holder agrees not to make any disposition of all or any portion of the Stock or the Registrable Securities (as defined in Section 3.1(b)) unless and until:

                  (a) There is then in effect a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

                  (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a constituent shareholder or constituent partner (including any constituent of a constituent) of the Holder or to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holder hereunder and to reconfirm representations and warranties made by the Holder in the Series B Purchase Agreement dated as of March 7, 1996 by and among the Company and the Series B Holders.


                                    SECTION 3
                               REGISTRATION RIGHTS

            3.1 Definitions. As used in this Agreement:

                  (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the subsequent declaration or ordering of the effectiveness of such registration statement.

                  (b) The term "REGISTRABLE SECURITIES" means:

                        (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock of the Company issued pursuant to the Series A Preferred Purchase Agreement dated June 20, 1995 (the "SERIES A PURCHASE AGREEMENT" and together with the Series B Purchase Agreement, the "PURCHASE AGREEMENT");


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                        (ii)  the shares of Common Stock issuable or issued
upon conversion of the Series A-1 Preferred Stock of the Company issuable or issued upon conversion of the Series A Preferred Stock of the Company;

                        (iii) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock purchased under the Series B Purchase Agreement (such shares together with the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock of the Company are referred to hereafter as the "STOCK");

                        (iv) the shares of Common Stock issuable or issued upon conversion of the Series B-1 Preferred Stock of the Company issuable or issued upon conversion of the Series B Preferred Stock of the Company;

                        (v) the shares of Common Stock issuable or issued upon exercise of certain warrants issued to Intel Corporation pursuant to the Warrant Purchase Agreement dated December 29, 1995;

                        (vi) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock of the Company issuable or issued upon exercise of certain warrants issued to Silicon Valley Bank in connection with a line of credit pursuant to a Business Loan Agreement dated October 11, 1995;

                        (vii) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock of the Company issuable or issued upon exercise of certain warrants issued to Phoenix Leasing Incorporated pursuant to a Master Equipment Lease No. 053-0021 dated July 1, 1996; and

                        (viii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned;

provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (d) The term "HOLDER" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 3.13 below, acquired such


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Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                  (e) The term "FORM S-3" means such form under Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.



            3.2 Demand Registration.

                  (a) If the Company shall receive at any time after the earlier of (i) July 1, 1999, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least a forty percent (40%) majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act having an aggregate offering price, before deduction of underwriters discounts and commissions, of at least $7,500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 3.2(b), effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within thirty
(30) days of the effective date of such notice delivered by the Company in accordance with Section 5.5.

                  (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in subsection 3.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 3.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to


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be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting.

                  (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 3.2.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

            3.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the provisions of Section 3.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

            3.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.4, (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an


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aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 4.12; (iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 3.4;
(v) if the Company has, within the one hundred eighty (180)-day period preceding the date of such request, effected any registration of its securities pursuant to the Securities Act; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

            3.5 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the earlier of one hundred twenty
(120) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty
(120)-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.


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                  (c) Furnish to the Holders such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant to this Section 3 to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 3 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities


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            3.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            3.7 Expenses of Registrations. All expenses other than underwriting discounts and commissions and the fees and disbursements of one special counsel for the selling Holders, if any, incurred in connection with registrations, filings or qualifications pursuant to this Section 3, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
3.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.2.

            3.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the underwriters believe will not jeopardize the success of the offering (the "SELLING SHAREHOLDER SECURITIES"), provided, however, that the Selling Shareholder Securities shall first be allocated among the requesting Holders pro rata according to the total amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities requesting and legally entitled to include securities in such offering pro rata based on the total amount of such securities entitled to be included in such offering by such holders and provided, further, that (i) in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case all of the Registrable Securities may be excluded if, in either case, the underwriters make the determination described above and no other shareholder's securities are included, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 3.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and


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shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such selling shareholder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling shareholders.

            3.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

            3.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in


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
reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, provided, further, that in no event shall any indemnity under this
Section 3.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

                  (d) If the indemnification provided for in this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.


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                  (e) Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                  (f) The obligations of the Company and Holders under this
Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

            3.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

            3.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder only to a (i) transferee or assignee acquiring not less than 150,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) or (ii) any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if
(a) the transferee or assignee agrees to be bound by the obligations of a Holder under this Agreement and (b) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

            3.13 "Market Stand-Off" Agreement. The Holder hereby agrees that during the 180-day period following the effective date of the registration statement filed by the Company with respect to its initial public offering under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that the obligations under this Section 3.13 are conditioned upon the officers and the directors of the Company entering into similar agreements.

            To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            3.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 (a) after ten (10) years following the consummation of the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (b) at such time following the Company's initial public offering and for so long as such Holder may sell all of such Holder's Registrable Securities (i) under Rule 144(k) or (ii) in any one (1) three-month period pursuant to Rule 144 (or such successor rule as may be adopted).

                                    SECTION 4
                                ADDITIONAL RIGHTS

            4.1 Right of First Offer. Subject to the terms and conditions specified in this Section 4.1, the Company hereby grants to each Holder, so long as such Holder holds not less than 150,000 shares of Registrable Securities held thereby (the "RIGHTHOLDER"), a right of first offer with respect to future sales by the Company of its New Securities (as hereinafter defined). For purposes of this Section 4.1, the term Rightholder includes any partners, shareholders or affiliates of the Rightholder. The Rightholder shall be entitled to apportion the right of first offer hereby granted among itself and its partners, shareholders and affiliates in such proportions as it deems appropriate.

                  (a) In the event the Company proposes to issue New Securities, it shall give the Rightholder written notice (the "NOTICE") of its intention stating (i) a description of the

New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the Rightholder has the right to purchase under this Section 4.1, based on the Rightholder's Percentage (as defined in Subsection 4.1(d)(ii)).

                  (b) Within forty-five (45) days after the Notice is given (in accordance with Section 5.5), the Rightholder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued that the Rightholder has the right to purchase as specified in the Notice. An election to purchase shall be made in writing and must be given to the Company within such forty-five (45)-day period (in accordance with Section 5.5). The closing of the sale of New Securities by the Company to the participating Rightholder upon exercise of its rights under this
Section 4.1 shall take place simultaneously with the closing of the sale of New Securities to third parties.

                  (c) The Company shall have ninety (90) days after the last date on which the Rightholder's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five days from the execution thereof) to sell the New Securities which the Rightholder did not elect to purchase under this
Section 4.1, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety day period (or sold and issued New Securities in accordance with the foregoing within forty-five days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholder in the manner provided in this Section 4.1.

                  (d) (i) "NEW SECURITIES" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock; provided that "New Securities" does not include: (A) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (B) shares, or options to purchase shares, of the Company's Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company, (C) shares of the Company's Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (D) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this Section 4.1 or was subject to the right of first offer granted under this Section 4.1; (E) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to a lender in connection with any loan or lease financing or technology acquisition transaction approved by the Board of Directors of the Company; and (F) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

                        (ii) The applicable "PERCENTAGE" for the Rightholder shall be the number of shares of New Securities calculated by dividing (A) the total number of shares of Common Stock owned by the Rightholder (assuming conversion of all outstanding shares of Preferred Stock) by (B) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all outstanding shares of Preferred Stock).

                  (e) The right of first offer granted under this Section 4.1 shall not apply to and shall expire upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

                  (f) The right of first offer granted under this section may be assigned by the Rightholder to a transferee or assignee of the Rightholder's shares of the Company's stock acquiring at least 150,000 of the Rightholder's shares of the Company's Common Stock (treating all shares of Preferred Stock for this purpose as though converted into Common Stock) (equitably adjusted for any stock splits, subdivision stock dividends, changes, combinations or the like). In the event that the Rightholder shall assign its right of first offer pursuant to this Section 4.1 in connection with the transfer of less than all of its shares of the Company's stock, the Rightholder shall also retain its right of first offer to the extent then applicable under this Section 4.1.

            4.2 Information Rights; Observer Rights.

                  (a) So long as Holder holds at least 375,000 shares of Registrable Securities, the Company shall deliver to each Holder:

                        (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (ii) within twenty (20) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet and comparison to budget for and as of the end of such month, in reasonable detail;

                        (iii) as soon as practicable, but in any event thirty
(30) days after the end of each fiscal quarter, a report on financial and operational highlights; and

                        (iv) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Purchaser or any assignee of the Purchaser may from time to time request, provided, however, that the Company shall not be obligated to provide information which the Board of Directors deems in good faith to be proprietary.

                  (b) The Company shall permit each Holder holding not less than 375,000 shares of Registrable Securities, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this subsection 4.2(c) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                  (c) The covenants set forth in this Section 4.2 shall terminate as to all Holders and be of no further force or effect immediately upon the consummation of the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

                  (d) So long as Woodside Fund III, L.P. or its affiliated entity holds 375,000 shares of Registrable Securities, it shall have the right to have a single representative attend all meetings of the Company's Board of Directors in a non-voting capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, (i) that such representative shall agree to hold in confidence and trust and to act in the best interest of the Company with respect to all information so provided; (ii) that the Company reserves the right to withhold any information and to exclude such representative from any meeting, or portion thereof, if the Board of Directors determines in good faith that access to such information or attendance at such meeting could adversely affect the Company; and (iii) that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the Company's Board of Directors.

            4.3 Employee and Other Stock Arrangements. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, consultant, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, consultant, officer or director of an agreement substantially in the form approved by the Board of Directors of the Company providing, among other things, that such shares, when granted to an employee, consultant, officer or director, shall be subject to vesting at the rate of 1/8th of the shares granted after six (6) months from the date of grant and 1/48th of the shares granted monthly thereafter, unless otherwise approved by the Board of Directors.

            4.4 Key Person Life Insurance. The Company shall have in full force and effect term life insurance, payable to the Company, on the lives of Nancy Bush, Jeffrey W. Dunn, Greg Milliken, Ralph Nichols and Greg Walsh, respectively, in the amount of $250,000 on each such person's life, unless otherwise determined by the Board of Directors.

            4.5 Debt. The Company shall be required to obtain the consent of a majority of the Board of Directors before issuing any debt security, including, without limitation, borrowings from any bank or financial institution.

            4.6 Qualified Small Business. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder, and agrees not to repurchase any stock of the Company if such repurchase would cause such Stock not to so qualify as "Qualified Small Business Stock."

            4.7 Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg.
Section 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg.
Section 1.897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

            4.8 Exon-Florio. The Company shall cooperate with Kubota Corporation with respect to matters pertaining to Exon-Florio.

            4.9 Termination. The covenants set forth in Sections 4.1 through 4.8 shall terminate as to all Holders and be of no further force or effect immediately upon the consummation of the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).

                                    SECTION 5
                                  MISCELLANEOUS

            5.1 Assignment. Subject to the transfer restrictions set forth above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely within, such state.

            5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            5.5 Notices.

                  (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the Holders to their respective addresses as set forth under their name on Exhibit A attached hereto, with copies to Cooley, Godward, Castro, Huddleson & Tatum, 3000 Sand Hill Road, Building 3, Suite 230, Menlo Park, California, 94025, Attention: Craig Dauchy and Graham & James, 5 Palo Alto Square, Suite 1000, 3000 El Camino Real, Palo Alto, CA 94306-2119, Attention: Robert Patterson and, if to the Company, to AccelGraphics, Inc., 1942 Zanker Road, San Jose, California 94112-9704, Attention: President, with copies to Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, 94025, Attention: Michael W. Hall.

                  (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                  (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given five (5) days after the airmailing, telexing or telecopying thereof.

            5.6 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            5.7 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities, and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

            5.8 Effect of Amendment or Waiver. Each Holder and its successors and assigns acknowledge that by the operation of Sections 2 and 5.7 hereof the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

            5.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            5.10 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

            5.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

            5.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any all other written or oral agreements existing between the parties hereto are expressly cancelled.



                            [Signature Page Follows]

      IN WITNESS WHEREOF, this Rights Agreement is hereby executed as of the date first written above.


                                    COMPANY:

                                    ACCELGRAPHICS, INC.


                                    By:         /s/ Jeffrey W. Dunn
                                       -----------------------------------------
                                             Jeffrey W. Dunn, President


                                    HOLDERS:

                                    ADVANCED TECHNOLOGY VENTURES IV, L.P.
                                    By:  ATV Associates IV, L.P.

                                    Name:       /s/ Jos C. Henkens
                                         ---------------------------------------
                                                (print)

                                    Title:            General Partner
                                          --------------------------------------

                                    ASSET MANAGEMENT ASSOCIATES
                                    1996, L.P.

                                    By:   AMC Partners 96, L.P.,
                                             its General Partner

                                    Name:       /s/ W Ferrel Sanders
                                         ---------------------------------------
                                                (print)

                                     Title:
                                           -------------------------------------

                                    ASSOCIATED VENTURE INVESTORS III, L.P.
                                    By:  AVI Management Partners III, L.P.

                                    Name:       /s/ Peter L. Wolken
                                         ---------------------------------------
                                                (print)

                                    Title:            General Partner
                                          --------------------------------------

                                    AVI CAPITAL, L.P.
                                    By:  AVI Capital Management, L.P.,
                                          its General Partner

                                    Name:       /s/ Peter L. Wolken
                                         ---------------------------------------
                                                (print)

                                    Title:            General Partner
                                          --------------------------------------

                                    AVI PARTNERS GROWTH FUND II, L.P.
                                    By:  AVI Management Partners III, L.P.,
                                          its General Partner

                                    Name:       /s/ Peter L. Wolken
                                         ---------------------------------------
                                                (print)

                                    Title:            General Partner
                                          --------------------------------------

                                    AVI SILICON VALLEY PARTNERS, L.P.
                                    By:  AVI Management Partners III, L.P.

                                    Name:       /s/ Peter L. Wolken
                                         ---------------------------------------
                                                (print)

                                    Title:            General Partner
                                          --------------------------------------

                                    INTEL CORPORATION

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                                (print)

                                    Title:
                                          --------------------------------------

                                    KUBOTA CORPORATION

                                    By:         /s/ Keizo Yamada
                                       -----------------------------------------
                                    Name:       Keizo Yamada
                                         ---------------------------------------
                                                (print)

                                    Title:            General Manager
                                          --------------------------------------

                                    PIDWELL FAMILY LIVING TRUST
                                    DATED 6/25/87

                                    By:         /s/ David W. Pidwell
                                       -----------------------------------------

                                    Name:       David W. Pidwell
                                         ---------------------------------------
                                                (print)

                                    Title:            Trustee
                                          --------------------------------------

                                    PHOENIX LEASING INCORPORATED

                                    By:         /s/ N.H. Nelson
                                       -----------------------------------------

                                    Name:       N.H. Nelson
                                         ---------------------------------------
                                                      (print)

                                    Title:            Vice President
                                          --------------------------------------

                                    REES / SOURCE VENTURES, LIMITED
                                    PARTNERSHIP #9

                                    By:         /s/ Kenneth R. Rees
                                       -----------------------------------------

                                    Name:       Kenneth R. Rees
                                         ---------------------------------------
                                                (print)

                                    Title:            Vice President
                                          --------------------------------------

                                    ROBERT F. KIBBLE, TRUSTEE FOR THE ROBERT
                                    F. KIBBLE LIVING TRUST, DATED DECEMBER
                                    28, 1990

                                    By:         /s/ Robert F. Kibble
                                       -----------------------------------------

                                    Name:       Robert F. Kibble
                                         ---------------------------------------
                                                (print)

                                    Title:  Trustee to the Robert F. Kibble
                                    Living Trust

                                    SILICON VALLEY BANK

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                                       (print)

                                    Title:
                                          --------------------------------------

                                    STF II, L.P.
                                    c/o IndoSuez Ventures

                                    By:         /s/ David E. Gold
                                       -----------------------------------------

                                    Name:       David E. Gold
                                         ---------------------------------------
                                                (print)

                                    Title:            Investment Manager
                                          --------------------------------------

                                    VLG INVESTMENTS 1995

                                    By:         /s/ Joshua Pickus
                                       -----------------------------------------

                                    Name:             Joshua Pickus
                                         ---------------------------------------
                                                (print)

                                    Title:            Partner
                                          --------------------------------------

                                    VLG INVESTMENTS 1996

                                    By:         /s/ Joshua Pickus
                                       -----------------------------------------

                                    Name:       Joshua Pickus
                                         ---------------------------------------
                                                (print)

                                    Title:            Partner
                                          --------------------------------------

                                    VLG RETIREMENT SAVINGS
                                    PLAN TRUST ACCOUNT FBO MICHAEL W. HALL

                                    By:         /s/ Jon C. Richards
                                       -----------------------------------------

                                    Name:       Jon C. Richards
                                         ---------------------------------------
                                                (print)

                                    Title:            Trustee
                                          --------------------------------------

                                    WOODSIDE FUND III, L.P.
                                    By:  Woodside Partners III, L.P.,
                                          its General Partner

                                    Name:       /s/ Robert E. Larson
                                         ---------------------------------------
                                                (print)

                                    Title:      Robert E. Larson
                                          --------------------------------------


                                    --------------------------------------------
                                    Michael Au


                                          /s/ Richard W. Dunn
                                    --------------------------------------------
                                    Richard W. Dunn


                                          /s/ Lew Epstein
                                    --------------------------------------------
                                    Lew Epstein


                                          /s/ Robert G. Pearson
                                    --------------------------------------------
                                    Robert G. Pearson


                                          /s/ Kalevi Puonti
                                    --------------------------------------------
                                    Kalevi Puonti


                                          /s/ Edmund S. Ruffin, Jr.
                                    --------------------------------------------
                                    Edmund S. Ruffin, Jr.

                                    EXHIBIT A
                                     HOLDERS

SERIES A HOLDERS:

Advanced Technology Ventures IV            Associated Venture Investors III, L.P.
c/o ATV Associates IV, L.P.                c/o AVI Management Partners III, L.P.
485 Ramona Street, Suite 200               One First Street, Suite 12
Palo Alto, CA  94031                       Los Altos, CA  94022
Attn: Jos Henkens                          Telephone:  (415) 949-9855
                                           FAX:  (415) 949-8510
                                           Attn:  Peter L. Wolken, General Partner




AVI Capital, L.P.                          AVI Partners Growth Fund
c/o AVI Management Partners                c/o AVI Management Partners III, L.P.
One First Street, Suite 12                 One First Street, Suite 12
Los Altos, CA  94022                       Los Altos, CA  94022
Telephone:  (415) 949-9855                 Telephone:  (415) 949-9855
FAX:  (415) 949-8510                       FAX:  (415) 949-8510
Attn:  Peter L. Wolken, General Partner    Attn:  Peter L. Wolken, General Partner


AVI Silicon Valley Partners, L.P.          Robert F. Kibble Trust
c/o AVI Management Partners III, L.P.      31 Eugenia Lane
One First Street, Suite 12                 Woodside, CA  94062
Los Altos, CA  94022                       Telephone:  (415) 365-6061
Telephone:  (415) 949-9855                 FAX:  (415) 361-8783
FAX:  (415) 949-8510                       Attn:  Robert F. Kibble
Attn:  Peter L. Wolken, General Partner

Kubota Corporation                         Rees/Source Ventures, Limited
2372A Qume Drive                           Partnership #9
San Jose, CA  95131,                       4133 Mohr Ave., Suite A
Telephone:  (408) 474-0216                 Pleasanton, CA  94566
FAX:  (408) 474-0207                       Attn:  Robert Rees
Attn:  Keizo Yamada

STF II, L.P.                               VLG Investments 1995
c/o Indosuez Ventures                      2800 Sand Hill Road
2180 Sand Hill Road, Suite 450             Menlo Park, CA  94025
Menlo Park, CA  94025                      Telephone:  (415) 854-4488
Telephone:  (415) 854-0587                 FAX:  (415) 854-1121
FAX:  (415) 323-5561                       Attn:  Joshua Pickus
Attn:  David E. Gold

VLG Retirement Savings Plan Trust         Woodside Fund III, L.P.
Account FBO Michael W. Hall               c/o Woodside Partners III, L.P.
Venture Law Group                         850 Woodside Drive
2800 Sand Hill Road                       Woodside, CA  94062
Menlo Park, CA  94025                     Telephone:  (415) 368-5545
Telephone:  (415) 854-4488                FAX: (415)  368-2416
FAX:  (415) 854-1121                      Attn:  Robert E. Larson

SERIES B HOLDERS
Advanced Technology Ventures IV           Asset Management Associates 1996, L.P.
c/o ATV Assocites IV, L.P.                c/o Asset Management Company
485 Ramona Street, Suite 200              2275 East Bayshore Rd., Suite 150
Palo Alto, CA  94031                      Palo Alto, CA  94303
Attn: Jos Henkens                         Telephone:  (415) 494-7400
                                          FAX:  (415) 856-1826
                                          Attn:  W. Ferrell Sanders


Associated Venture Investors III, L.P.    AVI Capital, L.P.
c/o AVI Management Partners III, L.P.     c/o AVI Management Partners
One First Street, Suite 12                One First Street, Suite 12
Los Altos, CA  94022                      Los Altos, CA  94022
Telephone:  (415) 949-9855                Telephone:  (415) 949-9855
FAX:  (415) 949-8510                      FAX:  (415) 949-8510
Attn:  Peter L. Wolken, General Partner   Attn:  Peter L. Wolken, General Partner

AVI Partners Growth Fund                  AVI Silicon Valley Partners, L.P.
c/o AVI Management Partners III, L.P.     c/o AVI Management Partners III, L.P.
One First Street, Suite 12                One First Street, Suite 12
Los Altos, CA  94022                      Los Altos, CA  94022
Telephone:  (415) 949-9855                Telephone:  (415) 949-9855
FAX:  (415) 949-8510                      FAX:  (415) 949-8510
Attn:  Peter L. Wolken, General Partner   Attn:  Peter L. Wolken, General Partner

Robert F. Kibble Trust                    Kubota Corporation
31 Eugenia Lane                           2372A Qume Drive
Woodside, CA  94062                       San Jose, CA  95131
Telephone:  (415) 365-6061                Telephone:  (408) 474-0216
FAX:  (415) 361-8783                      FAX:  (408) 474-0207
Attn:  Robert F. Kibble                   Attn:  Keizo Yamada

Rees/Source Ventures, Limited             STF II, L.P.
Partnership #9                            c/o Indosuez Ventures
4133 Mohr Ave., Suite A                   2180 Sand Hill Road, Suite 450
Pleasanton, CA  94566                     Menlo Park, CA  94025
Attn:  Robert Rees                        Telephone:  (415) 854-0587
                                          FAX:  (415) 323-5561
                                          Attn:  David E. Gold

       VLG Retirement Savings Plan Trust   Woodside Fund III, L.P.
       Account FBO Michael W. Hall         c/o Woodside Partners III, L.P.
       Venture Law Group                   850 Woodside Drive
       2800 Sand Hill Road                 Woodside, CA  94062
       Menlo Park, CA  94025               Telephone:  (415) 368-5545
       Telephone:  (415) 854-4488          FAX: (415)  368-2416
       FAX:  (415) 854-1121                Attn:  Robert E. Larson

       Michael Au                          Richard W. Dunn
       Moore Capital                       27 River Road
       1251 Avenue of the Americas         Weston, CT 06883
       New York, NY  10020

       Lew Epstein                         Robert G. Pearson
       12759 Saratoga Woods Circle         c/o Pearson Strategic Consulting
       Saratoga, CA  95070                 275 Apricot Lane
                                           Mountain View, CA  94040

       Pidwell Family Living Trust dated   Kalevi Puonti
       6/25/87                             Rue Du Pommier 12
       c/o David W. Pidwell                2000 Neuchatel
       20628 Vickery Lane                  Switzerland
       Saratoga, CA  95070
       Telephone:  (408) 867-6004
       FAX:  (408) 867-5049

       Edmund S. Ruffin, Jr.               VLG Investments 1996
       c/o Venture Law Group               c/o Venture Law Group
       2800 Sand Hill Road                 2800 Sand Hill Road
       Menlo Park, CA  94025               Menlo Park, CA  94025
       Telephone:  (415) 854-4488          Telephone:  (415) 854-4488
       FAX:  (415) 854-1121                FAX:  (415)854-1121
                                           Attn:  Joshua Pickus
       WARRANT HOLDERS:
       Intel Corporation
       2200 Mission College Blvd.
       Mail Stop SC4-210
       Santa Clara, CA  95052-8119
       Attn:  Treasurer

       Silicon Valley Bank
       3000 Sand Hill Road
       Building 4, Suite 150
       Menlo Park, CA  94025
       Attn:  Alida Buchanan

       Phoenix Leasing Incorporated
       2401 Kerner Blvd.
       San Rafeal, CA 94901
       Attn:  Margaret Peterson